Exhibit 1(o)

                     AMENDMENT NO. 7 TO DECLARATION OF TRUST
                             OF MERCURY MASTER TRUST

            The undersigned, constituting all of the members of the Board of Trustees of Mercury Master Trust (the "Trust"), a Delaware business trust, unanimously approved the dissolution and termination of the Mercury Master Gold and Mining Portfolio series of the Trust on May 7, 2001. Accordingly, the Trustees of the Trust, DO HEREBY ADOPT the following amendment (the "Amendment") to the Trust's Declaration of Trust dated April 23, 1998, as amended to date (the "Declaration of Trust").

            1. Section 5.2 of the Declaration of Trust is hereby amended to delete the name of the "Mercury Master Gold and Mining Portfolio" series and to change the total number of series established and designated to twenty six series. As amended, the second paragraph of Section 5.2 of the Declaration of Trust shall read as follows:

            Without limiting the authority of the Trustees set forth above to establish and designate further Series, the Trustees hereby establish and designate twenty-six Series: Mercury Master Pan-European Growth Portfolio, Mercury Master International Portfolio, Mercury Master Japan Capital Portfolio, Mercury Master U.S. Small Cap Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Global Balanced Portfolio, Mercury Master Emerging Economies Portfolio, Mercury Master Select Growth Portfolio, Mercury Master Portfolio 9, Mercury Master Portfolio 10, Mercury Master Portfolio 11, Mercury Master Portfolio 12, Mercury Master Portfolio 13, Mercury Master Portfolio 14, Mercury Master Portfolio 15, Mercury Master Portfolio 16, Mercury Master Portfolio 17, Mercury Master Portfolio 18, Mercury Master Portfolio 19, Mercury Master Portfolio 20, Mercury Master Portfolio 21, Mercury Master Portfolio 22, Mercury Master Portfolio 23, Mercury Master Portfolio 24, Mercury Master Portfolio 25, and Mercury Master Portfolio 26. The Interests of each of these Series and any Interests of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences:

            This Amendment may be executed in counterparts, each of which shall, for all purposes, be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust as of May 30, 2001.

/s/ Jeffrey M. Peek                               /s/ Terry K. Glenn
--------------------------                        ------------------------------
Jeffrey M. Peek                                   Terry K. Glenn

/s/ David O. Beim                                 /s/ James T. Flynn
--------------------------                        ------------------------------
David O. Beim                                     James T. Flynn

/s/ W. Carl Kester                                /s/ Karen P. Robards
--------------------------                        ------------------------------
W. Carl Kester                                    Karen P. Robards